Exhibit 10.3

AMENDMENT NUMBER THREE TO

LOAN AND SECURITY AGREEMENT AND

AMENDMENT NUMBER ONE TO

GUARANTOR SECURITY AGREEMENT

This Amendment Number Three to Loan and Security Agreement and Amendment Number One to Guarantor Security Agreement (this “Amendment”), dated as of May 12, 2011, is entered into among SPANSION INC., a Delaware corporation (“Parent”), SPANSION LLC, a Delaware limited liability company (“Spansion”) and certain of Spansion’s subsidiaries party hereto (such subsidiaries together with Spansion, individually, a “Borrower” and, collectively, “Borrowers”), SPANSION TECHNOLOGY LLC, a Delaware limited liability company (“Spansion Technology”), SPANSION INTERNATIONAL, INC., a Delaware corporation (“Spansion International”), CERIUM LABORATORIES LLC, a Delaware limited liability company (together with Parent, Spansion Technology and Spansion International, individually, a “Guarantor” and collectively, “Guarantors”) each of the lenders set forth on the signature pages hereof (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent, as Sole Lead Arranger, as Sole Bookrunner, and as agent for the Lenders (in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement (as defined below).

R E C I T A L S

WHEREAS, Borrowers, Agent, and the Lenders previously entered into that certain Loan and Security Agreement, dated as of May 10, 2010 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Loan Agreement”);

WHEREAS, Guarantors and Agent previously entered into that certain Pledge and Security Agreement, dated as of May 10, 2010 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Guarantor Security Agreement”); and

WHEREAS, Borrowers, Guarantors, Agent, and the Lenders desire to amend, in certain respects, the Loan Agreement and the Guarantor Security Agreement, and provide the consent set forth in this Amendment. Accordingly the parties hereto hereby agree as follows:

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Amendments to the Loan Agreement. Agent, the Required Lenders, and Borrowers agree that the Loan Agreement is hereby amended as of the Amendment Number Three Effective Date (as defined in Section 4) as follows:

A. The following definitions set forth in Section 1.1 of the Loan Agreement are deleted in their entirety and replaced with the following:

Available Amount: the sum of the aggregate cumulative amount, not less than zero, of (a) Excess Cash Flow for the Fiscal Year ending December 26, 2010 (calculated from the first full Fiscal Quarter immediately following the Closing Date in the case of the Fiscal Year ending December 26, 2010) and each full Fiscal Year thereafter that is not required to be applied to the prepayment of the Loans pursuant to Section 2.03(b)(i) of the Term Loan Agreement, plus (b) the Net Proceeds received after the Amendment Number Two Effective Date from the issuance and sale of Capital Stock (other than Disqualified Capital Stock) or the fair market value of any assets or property contributed to Borrowers, minus (c) the sum of the aggregate amount of (i) Investments made after the Amendment Number Two Effective Date using the Available Amount pursuant to Section 7.03(k)(ii) of the Term Loan Agreement and (ii) Restricted Payments made after the Amendment Number Two Effective Date using the Available Amount pursuant to Section 7.06(l)(ii) of the Term Loan Agreement.

Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent (other than the proceeds of Term Loan Priority Collateral which are to be remitted to the Term Loan Agent as set forth in the Term Loan Documents), an Asset Disposition that is:

(a) a disposition of obsolete or worn out Property or Property no longer used or useful in the business of Borrowers or the Subsidiaries;

(b) a disposition of Inventory in the Ordinary Course of Business consistent with past practice (including, without limitation, bulk sales, discounted sales and liquidations, in each case, of stale or obsolete Inventory or Inventory that is not of first-quality merchantability);

(c) a disposition of Property by any Subsidiary to any Borrower or to a wholly-owned Subsidiary; provided, that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor; provided, further, that any such sales, transfers or dispositions involving a Subsidiary that is not an Obligor shall be made in compliance with Section 10.2.17;

(d) a disposition permitted by Section 10.2.9;

(e) a non-exclusive license of the rights and interests under Intellectual Property in the Ordinary Course of Business;

(f) a sale of Equipment in connection with sale and leaseback transactions permitted under the Term Loan Agreement;

(g) dispositions of assets (other than accounts receivable) by any Borrower and its Subsidiaries not otherwise permitted; provided, that (x) dispositions of rights and interests in Intellectual Property shall not exceed $250,000,000 in the aggregate, (y) dispositions other than that of rights and interests in Intellectual Property and dispositions covered by clause (z) below shall not exceed the greater of $150,000,000 and 15% of Consolidated Total Assets of Borrowers, and (z) dispositions of probe cards and other assets to partners, suppliers or subcontractors in connection with the provision of services or products to Borrowers or the Subsidiaries in the ordinary course of business shall be permitted in an aggregate amount not to exceed $10,000,000 at any time; provided, further, that (i) at the time of any disposition under this clause (g), no Default or Event of Default shall exist or would result from such disposition and (ii) in the case of dispositions pursuant to clause (y), at least 75% of the purchase price for such asset shall be paid to such Borrower or such Subsidiary solely in cash;

(i) a disposition of the facility in Suzhou, China, (ii) the Elpida Sale, (iii) a disposition of Borrowers’ headquarters property located in Sunnyvale, California, and (iv) a Disposition of 100% of Spansion’s Capital Stock in Cerium Laboratories, LLC; provided, that such disposition of Capital Stock shall (x) be for fair market value and, if such disposition exceeds $1,000,000, certified as such to Agent by a Senior Officer of Spansion and (y) not exceed $5,000,000;

(j) Equipment or Inventory that is consigned to partners, suppliers or subcontractors in connection with the provision of services or products to the Borrower or its Subsidiaries in the Ordinary Course of Business; provided, that title to such Equipment or Inventory is retained by a Borrower or a Subsidiary; and

(k) dispositions of Equipment through fair value exchange transactions in the Ordinary Course of Business in an amount not to exceed $75,000,000 in the aggregate; provided, that, concurrently with any such disposition, Borrowers shall deliver to Agent a certificate signed by a Senior Officer of Borrowers confirming that the fair market value of the Equipment received in such transaction is at least equal to the fair market value of the Equipment disposed of in such transaction.

provided, however, that any disposition pursuant to subsections (a) through (k) above shall be for fair market value.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $30,000,000 at any time.

B. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

Amendment Number Three: that certain Amendment Number Three to Loan and Security Agreement and Amendment Number One to Guarantor Security Agreement, dated as of May 11, 2011.

Amendment Number Three Effective Date: the date as of which Amendment Number Three shall become effective pursuant to Section 4 thereof.

Elpida Sale: the sale of certain assets, liabilities and costs of Spansion International Inc.’s Italian research division to Elpida Memory Inc. as filed with the Bankruptcy Court, docket numbers 2138 and 2375.

C. Section 8.5.1(ii) is hereby deleted in its entirety and replaced with the following:

(ii) accounts containing Term Loan Priority Collateral where the aggregate balance on deposit therein does not at the end of any Business Day exceed $250,000 so long as the amount on deposit at the end of any Business Day in all such other Deposit Accounts does not exceed $1,000,000 in the aggregate)

D. Section 10.2.4(l) is hereby deleted in its entirety and replaced with the following:

(l) Distributions by Borrowers and the Subsidiaries not otherwise permitted under Section 10.2.4 not to exceed (i) $30,000,000, plus (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Distributions up to the Available Amount;

E. Section 10.2.5(l) is hereby deleted in its entirety and replaced with the following:

(l) Investments not otherwise permitted under Section 10.2.5 not to exceed (i) $50,000,000 at any time outstanding, plus (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom, additional Investments up to the Available Amount;

F. Sections 10.2.5(m), (n) and (o) are hereby added to the Loan Agreement:

(m) commercial paper or variable or fixed rate notes issued by, or guaranteed by, an issuer having a rating of at least Aa2 or AA from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of acquisition thereof;

(n) shares of any money market mutual or similar fund that (i) has substantially all of its assets invested continuously in Cash Equivalents or the types of investments referred to in clause (m) above, (ii) has net assets of not less than $500,000,000, and (iii) has a rating of at least P-1 or A-1 from either Moody’s or S&P respectively; and

(o) in the case of a foreign Subsidiary, substantially similar investments to those referenced in clauses (m) and (n) above, of comparable credit quality (taking into account the jurisdictions where such foreign Subsidiary is in business), denominated in the currency of any jurisdiction in which such Person conducts business.

Section 2. Limited Consents. Agent and Lenders hereby agree and consent as follows:

A. If any Obligor proposes to enter into a Japanese Receivables Credit Facility as permitted under the Loan Agreement, then concurrently with the closing of such Japanese Receivables Credit Facility, Agent shall (i) release its security interest in such Obligor’s Accounts and proceeds thereof, including related Deposit Accounts (the “Japanese Collateral”) and (ii) execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of Agent’s security interest in the Japanese Collateral.

B. Without regard to whether such consent is required under any Loan Document, the Lenders party hereto agree that the Obligors may enter into an amendment to and consent under the Term Loan Agreement that is comparable to this Amendment.

C. Borrowers may acquire certain claims (in the form of claims, claim participations, notes or otherwise) filed in the Chapter 11 Case and may distribute or assign to Parent all Capital Stock of Parent acquired by or issued to Borrower pursuant to such claims notwithstanding anything to the contrary in the Loan Documents including, without limitation, any limitations on Investments, Asset Dispositions, transactions with Affiliates, or limitations on amendments to or variations from the Plan of Reorganization; provided, that (i) the payment of the purchase price for such claims shall be deemed to be a Distribution under Section 10.2.4(l), and (ii) prior to making such payment, Borrowers shall deliver to Agent a fairness opinion of a nationally recognized independent financial advisor with respect to such transaction. Such transactions with respect to such claims shall not be subject to any notice requirements or collateral perfection requirements under the Loan Documents; and

D. In anticipation of any sale of Borrowers’ headquarters property located in Sunnyvale, California as permitted under Section 10.2.6 (the “Sunnyvale Property Transaction”), at Borrowers’ request which shall be made by Borrowers not earlier than three months prior to the anticipated effective date of the Sunnyvale Property Transaction, Agent shall promptly execute and deliver to Borrowers such documents as Borrowers may reasonably request to evidence and effect a release of Agent’s security interest in and Lien on such property, including, without limitation, reconveyance documents and UCC-3 termination statements each in appropriate form for recording in the County Recorder’s Office for the County of Santa Clara, California (collectively, the “Sunnyvale Release Documents”). The Sunnyvale Release Documents shall be deposited into escrow with the title company handling the Sunnyvale Property Transaction and such title company shall be instructed to not release or record such Sunnyvale Release Documents, and such Sunnyvale Release Documents shall not be deemed to be effective, until the closing of the Sunnyvale Property Transaction. If the Sunnyvale Property Transaction does not occur within six months following the deposit of the Sunnyvale Release Documents into escrow, such Sunnyvale Release Documents shall be deemed to be of no further force and effect and returned to Agent.

E. The limited consents and agreements set forth above shall be effective for the purposes set forth above and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with any Loan Document.

Section 3. Amendments to the Guarantor Security Agreement. Agent, the Required Lenders, and Guarantors agree that the Guarantor Security Agreement is hereby amended as of the Amendment Number Three Effective Date (as defined in Section 4) as follows:

A. Section 4.01(c)(ii) is hereby deleted in its entirety and replaced with the following:

(ii) any other Deposit Accounts where the aggregate on balance on deposit therein does not at the end of any Business Day exceed $250,000 so long as the amount on deposit at the end of any Business Day in all such other Deposit Accounts does not exceed $1,000,000 in the aggregate

Section 4. Conditions Precedent. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof, and this Amendment shall be effective as of the date upon which such conditions precedent shall be fully and completely satisfied (such date being the “Amendment Number Three Effective Date”):

A. Amendment. Agent shall have received, (i) one or more counterparts of this Amendment duly executed by Borrowers, Guarantors and Lenders and (ii) a certificate signed by a Senior Officer of Borrowers and each other Obligor, as of the Amendment Number Three Effective Date, certifying (x) the truth of the representations and warranties contained in the Loan Agreement or any other Loan Document in all material respects on and as of the Amendment Number Three Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date and (y) that there has been no event or circumstance since December 26, 2010 that has or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as a result of the Chapter 11 Case or as described in the Disclosure Statement related to the Plan of Reorganization dated December 16, 2009 or in Borrowers’ filings with the SEC made prior to the Closing Date.

B. Term Loan Amendment. A fully executed copy of Amendment No. 5 and Consent to the Term Loan Agreement.

C. Fees. Agent (including its Affiliates) shall have received from Borrowers payment in immediately available funds of all costs and expenses of Agent (including reasonable fees and out-of-pocket expenses of counsel for Agent) accrued and outstanding on the Amendment Number Three Effective Date, including in connection with this Amendment, as required by the Loan Agreement.

Section 5. Acknowledgment and Reaffirmation of Guaranty. Each Guarantor (i) consents to and approves the execution and delivery of this Amendment by the parties hereto, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of such Guarantor pursuant to the guaranty agreement delivered in connection with the Loan Agreement (the “Guaranty”) by such Guarantor and that such obligations would not be limited or diminished in any manner even if such Guarantor had not reaffirmed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of such Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guaranty, and (v) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

Section 6. Miscellaneous.

A. Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders or any closing shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B. Reference to Loan Agreement and Guarantor Security Agreement. The Loan Agreement and the Guarantor Security Agreement and each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement and the Guarantor Security Agreement, each as amended hereby, are hereby amended so that any reference therein to the Loan Agreement or the Security Agreement shall mean a reference to the Loan Agreement or the Guarantor Security Agreement, as applicable, each as amended hereby.

C. Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of the effective date of this Amendment.

D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders, and Borrowers and their respective successors and assigns;

provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, THE LENDERS, AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, THE LENDERS, AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

“BORROWER”

SPANSION LLC, a Delaware limited liability company

By: /s/ James P. Reid
Name: James P. Reid
Title: EVP, Sales & Marketing

“PARENT” AND “GUARANTOR”

SPANSION INC., a Delaware corporation

By: /s/ James P. Reid
Name: James P. Reid
Title: EVP, Sales & Marketing

“GUARANTORS”

SPANSION TECHNOLOGY LLC, a Delaware corporation

By: /s/ Carmine R. Renzulli
Name: Carmine R. Renzulli
Title: Vice President and Secretary

SPANSION INTERNATIONAL, INC., a Delaware corporation

By: /s/ Carmine R. Renzulli
Name: Carmine R. Renzulli
Title: Vice President and Secretary

CERIUM LABORATORIES LLC, a Delaware limited liability company

By: /s/ Carmine R. Renzulli
Name: Carmine R. Renzulli
Title: Vice President and Secretary

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and a Lender

By: /s/ Steven W. Sharp
Name: Steven W. Sharp
Title: Vice President

WELLS FARGO CAPITAL FINANCE, LLC,
as a Lender

By: Krista Wade
Name: Krista Wade
Title: Vice President